EXHIBIT 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated March 31, 2025, on the financial statements of 1606 Corp. for the year ended December 31, 2024, included herein on the registration statement of 1606 Corp. on Form S-1, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

January 16, 2026